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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 (file No. 333-50431) of Kinder Morgan Energy Partners, L.P. of our report dated January 30, 1998 appearing on page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

/s/ Price Waterhouse LLP

Los Angeles, California
May 27, 1998